Exhibit 99.1

MURPHY OIL CORPORATION ANNOUNCES

PLANS TO EXIT THE REFINING BUSINESS

EL DORADO, Arkansas, July 22, 2010 – Murphy Oil Corporation (NYSE:MUR) announced today that its Board of Directors approved plans for exiting the Company’s refining businesses. The refineries at Superior, Wisconsin; Meraux, Louisiana and Milford Haven, Wales along with the retail system in the United Kingdom will be placed for sale. The Company anticipates a transaction being completed in the first quarter of 2011.

President and CEO David Wood commented, “Murphy’s Upstream and U.S. Retail businesses have demonstrated marked growth and financial performance over the last several years. By exiting the refining business, we can fully focus our attention and resources on continuing that growth, developing a premier international upstream business and a top quartile U.S. retail franchise.”

Goldman, Sachs & Co. is serving as exclusive financial advisor to Murphy during this process.

The Company will be hosting a conference call to discuss the planned transaction Friday, July 23 at 8:00 a.m. Central Time. The public is invited to access the call via the Internet through the Investor Relations section of Murphy’s website at http://www.murphyoilcorp.com/ir or via the telephone by dialing 888-634-7543. The reservation number for the call is 2002734. Replays of the call will be available through the same location on the Murphy website, and a recording of the call will be available through July 30, 2010 by dialing 888-203-1112.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties. Factors which could cause actual results to differ materially from those expressed or implied in our forward-looking statements are discussed in Murphy’s 2009 Annual Report on Form 10-K on file with the U.S. Securities and Exchange Commission. Murphy undertakes no duty to publicly update or revise any forward-looking statements.

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